Exhibit 3.2

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION OF STERLING MINING COMPANY,

LIMITED

KNOW ALL MEN BY THESE PRESENTS that the STERLING MINING COMPANY, LIMITED, a corporation organized and existing under the laws of the State of Idaho, by its President, F. J. PRESLEY, and its Secretary, J. CLARENCE PRESLEY does by these presents certify

1. That pursuant to a special meeting of the Board of Directors of STERLING MINING COMPANY, LIMITED, held in Wallace, Idaho, on Monday, the 17th day of December, 1951, the directors of the corporation determined that the company’s Articles of Incorporation should be amended in certain particulars and directed that a special meeting of the shareholders of the corporation be called to consider and act upon the various proposed changes hereinafter more specifically set forth in the notice of the special meeting of the shareholders.

2. That thereafter on the 21st at day of January, 1952, pursuant to a notice mailed to all the shareholders of record on January 4, 1952, at their last known address, which notice is in words and figures as follows to-wit:

“NOTICE OF SPECIAL MEETING

OF

SHAREHOLDERS of STERLING MINING COMPANY, LIMITED”

Wallace, Idaho

January 4, 1952

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of the STERLING MINING COMPANY, LIMITED, is to be held on Monday, January 21, 1952,at the hour of 7:30 o’clock p.m., Wallace Daylight Saving Time, in the Day Building, Wallace, Idaho, for the following purposes, to-wit:

1. To consider and act upon the proposition of amending the Company’s Articles of Incorporation in the following particulars:

(a) Changing the name of the corporation from STERLING MINING COMPANY, LIMITED, to STERLING MINING COMPANY.

(b) Changing the corporation’s existence from fifty years to perpetual existence.

(c) Changing the provision in the Articles providing for a Board of Directors of five directors to a Board of not less than three Directors, the number of which to be designated in the By-laws of the corporation.

(d) Reducing the authorized capital stock of the corporation from $ 1,500,000 divided into 1,500,000 shares of the par value of $1.00 per share, to an authorized capital stock of $150,000 divided into 1,500,000 shares of a par value of 10 cents per share.

2. To consider and act upon the proposition of modernizing the By-laws of the corporation by the adoption of a new set of By-laws to govern the affairs of the corporation.

3. To consider and act upon the proposition of ratifying a long-term lease for the exploration and development of the company’s property executed by the officers of the corporation with Day Mines, Inc. and the American Smelting and Refining Company. A summary of the principal provisions of this long-term lease is enclosed with this notice of special meeting.

4. To transact such further and other business as may properly come before the meeting.

STOCKHOLDERS WHO ARE UNABLE TO ATTEND THE MEETING AND WHO WISH THEIR STOCK TO BE VOTED ARE URGED TO SPECIFY WHAT ACTION THEY DESIRE TO BE TAKEN, EXECUTE AND RETURN THE ENCLOSED PROXY IN THE RETURN ENVELOPE ENCLOSED FOR THAT PURPOSE.

This meeting is called pursuant to order of the Board of Directors of the STERLING MINING COMPANY, LIMITED.

J. CLARENCE PRESLEY

Secretary.

The shareholders of the STERLING MINING COMPANY, LIMITED, convened in special meeting in the Day Building at Wallace, Idaho, at which special meeting there were 394,083 shares Present in Person, 915,580 shares Present by Proxy, and 188,384 shares Absent; that F.J. PRESLEY, the Chairman of the meeting, announced that more than two-thirds of the outstanding stock, 1,309,663 shares, was present in person or by proxy, and that the meeting was open for the transaction of such business as may properly come before it.

3. That the following preambles and resolutions were unanimously adopted at such special meeting of the shareholders:

WHEREAS, the name of the corporation is STERLING MINING COMPANY, LIMITED; and,

WHEREAS, it has become necessary and expedient to change the name of the corporation in order to carry on the business for which it was organized;

NOW, THEREFORE, BE IT RESOLVED by the stockholders of the STERLING MINING COMPANY, LIMITED, that the name of the corporation shall be STERLING MINING COMPANY.

BE IT FURTHER RESOLVED that ARTICLE I of the STERLING MINING COMPANY, LIMITED, be amended to read as follows:

ARTICLE I

The name of the corporation shall be STERLING MINING COMPANY.

WHEREAS, the STERLING MINING COMPANY, LIMITED, was incorporated on February 18. 1903, according to the laws of the State of Idaho for a period of fifty years; and,

WHEREAS, it has become necessary and expedient to extend the term for which the corporation is to exist in order to carry on the business for which the corporation was organized;

NOW, THEREFORE, BE IT RESOLVED by the stockholders of the STERLING MINING COMPANY, LIMITED, that the term for which the said corporation is to exist be extended from fifty (50) years to perpetual existence;

BE IT FURTHER RESOLVED that ARTICLE IV of the Articles of Incorporation of the STERLING MINING COMPANY, LIMITED, be amended to read as follows:

ARTICLE IV

The term for which this corporation is to exist is perpetual.

WHEREAS, the original Articles of Incorporation of STERLING MINING COMPANY, LIMITED, provided for five directors; and,

WHEREAS, it has become necessary and expedient to change the number of the Board of Directors in order to carry on the business for which the organization was organized;

NOW, THEREFORE, BE IT RESOLVED by the stockholders of the STERLING MINING COMPANY, LIMITED, that the number of the Board of Directors shall be not less than three directors, the number of which shall be designated in the By-Laws of the corporation;

BE IT FURTHER RESOLVED that ARTICLE V of the STERLING MINING COMPANY, LIMITED, be amended to read as follows:

ARTICLE V

The number of the Board of Directors of the corporation shall be not less than three (3) directors, the number of which shall be designated by the By-Laws of the corporation.

WHEREAS, the original Articles of Incorporation of the STERLING MINING COMPANY, LIMITED, provided for the capital stock of the corporation to be fixed at One Million Five Hundred Thousand ($1,500,000.00) DOLLARS, divided into 1,500,000 shares, of the par value of ONE ($1.00) DOLLAR per share; and,

WHEREAS, it has become necessary and expedient to reduce the authorized capital stock of the corporation from $1,500,000 divided into 1,500,000 shares of the par value of $1.00 per share, to an authorized capital stock of $150,000 divided into 1,500,000 shares of a par value of 10 cents per share;

NOW, THEREFORE, BE IT RESOLVED by the stockholders of the STERLING MINING COMPANY, LIMITED, that the authorized capital stock of the corporation be reduced to $150,000 divided into 1,500,000 shares of a par value of 10 cents per share;

BE IT FURTHER RESOLVED that ARTICLE VI of the STERLING MINING COMPANY, LIMITED, be amended to read as follows:

ARTICLE VI

The amount of capital stock is fixed at One Hundred Fifty Thousand ($150,000.00) Dollars, divided into One Million Five Hundred Thousand (1,500,000) shares, of the par value of TEN (10 cents) CENTS per share.

BE IT FURTHER RESOLVED that the President and Secretary of the corporation, be and they are hereby instructed, to prepare, subscribe and verify the necessary certificate to give effect to this action and to file three original certificates so executed in the office of the Secretary of the State of Idaho and upon receipt of two of said certificates certified by the Secretary of State of Idaho, to file one with the County Recorder of Shoshone County, Idaho.

4. That there is not now on this 26th day of March, 1952, any outstanding or existing indebtedness against said STERLING MINING COMPANY, LIMITED, and the proposed reduction of capital stock will not reduce the fair value of the assets of the corporation to an amount less than the total amount of its liabilities plus the amount of its capital stock as so reduced.

IN WITNESS WHEREOF the STERLING MINING COMPANY, LIMITED, has caused these presents to be subscribed by its President and Secretary and its corporate name and seal to be hereunto affixed this day of 26th March, 1952.

STERLING MINING COMPANY, LIMITED

By:	/s/ F.J. PRESLEY
President

ATTEST:

/s/ J. CLARENCE PRESLEY
Secretary

STATE OF IDAHO )
ss.
County of Shoshone )

F. J. PRESLEY, President of the corporation and Chairman of the meeting, and J. CLARENCE PRESLEY, Secretary of the meeting, referred to in the foregoing certificate, being first duly sworn, according to law, each for himself and not one for the other, deposes and says:

That the foregoing certificate made and subscribed by him is true.

/s/ F. J. PRESLEY

/s/ J. CLARENCE PRESLEY

Subscribed and sworn to before me this 26th day of March, 1952

/s/ NOTARY
Notary Public in and for the State of Idaho, residing at Wallace.

My Commission expires March 10, 1954.

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, being 8 majority of the Directors of the STERLING MINING COMPANY, LIMITED, do hereby certify that the above and foregoing Certificate of Amendment of the Articles of Incorporation of said corporation, was made under and by virtue of a resolution of the stockholders of said corporation, as set forth in said certificate, at a special meeting of the stockholders of said corporation, called and held at the office of the company in Wallace, Idaho, on the 21St day of January, 1952, and that the resolutions as set forth in said certificate were adopted by the unanimous vote of all the stockholders represented at said meeting in person or by proxy, being 1,309,663 shares of the 1,498,047 shares outstanding, authorized and issued of said corporation, and that the foregoing certificate fully and truthfully sets forth the proceedings had and taken, and that the said certificate in true.

IN WITNESS WHEREOF, we have hereunto subscribed our names at Wallace. Idaho. this 26th day of march, 1952.

/s/ F. J. PRESLEY

/s/ J. CLARENCE PRESLEY

/s/ JOHN A. PRESLEY
Directors of the STERLING MINING COMPANY, LIMITED.